FIRST AMENDMENT
                                   TO THE
                  1997 KEY EMPLOYEES INCENTIVE STOCK PLAN
                                     OF
                  GENERAL HOUSEWARES CORP AND SUBSIDIARIES


WHEREAS, General Housewares Corp. (the "Company") maintains the 1997 Key Employees Incentive Stock Plan of General Housewares Corp. and Subsidiaries (the "Plan"); and

WHEREAS, Section 18 of the Plan provides that the Board of Directors of the Company may amend the Plan from time to time, subject to the limitations therein; and

WHEREAS, the Company desires to amend the Plan as provided herein.

NOW, THEREFORE, the Plan is hereby amended as follows:

1. The third paragraph of Section 11 of the Plan is hereby amended to read in its entirety as follows:

         "In the event of a Change of Control (a) all restrictions on restricted stock previously awarded to participants under the Plan shall be cancelled, the shares awarded thereupon to become fully vested, and (b) all stock options and related stock appreciation rights which are outstanding shall become immediately exercisable in full without regard to any limitations of time or amount otherwise contained in the Plan or in any agreement. In the alternative, the Board of Directors shall have the power to cancel all outstanding options or any outstanding related stock appreciation rights, upon or after the effectiveness of any Change in Control and, in connection with therewith, to determine the amount, if any, that each participant shall be entitled to receive in settlement of the outstanding options or any outstanding related stock appreciation rights held by him on the date of such cancellation; provided, however, that the value of the cash or property received with respect to each optioned share or with respect to each related stock appreciation right shall not exceed the per share value received or to be received by the holders of the outstanding Common Stock of the Company as the result of such merger or consolidation and shall not be less than the difference between the per share value of the outstanding Common Stock of the Company and the exercise price for each optioned share or related stock appreciation right."

This First Amendment shall be effective as of August 2, 1999, the date of its adoption by the Committee.

                                            GENERAL HOUSEWARES CORP.



                                            By /s/ Raymond J. Kulla
                                               _____________________________
                                            Name:  Raymond J. Kulla
                                            Title: Vice President, General
                                                   Counsel and Secretary